UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: August 21, 2013
DATE OF EARLIEST EVENT REPORTED: August 21, 2013

001-35922
(Commission file number)

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
 (Address of principal executive offices)

(855) 733 2685
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.

On August 12, 2013, PEDEVCO Corp. (the “Company”) filed a Form 8-K announcing that the Company had closed a private placement (the “Private Placement”) pursuant to which it sold (a) 7,333,334 shares of its common stock (the “Common Stock”) at a price of $3.00 per share, which included rights to the following warrants (b) three-year warrants exercisable on a cash basis only for (i) an aggregate of 733,334 shares of Common Stock at $3.75 per share, (ii) an aggregate of 733,334 shares of Common Stock at $4.50 per share, and (iii) an aggregate of 733,334 shares of Common Stock at $5.25 per share, to two investors for aggregate proceeds to the Company in connection with such subscriptions of $22 million.

Furnished herewith as Exhibit 99.1 is an interim pro forma Statement of Shareholders’ Equity as of August 12, 2013, which gives effect to the Private Placement, in contemplation of the Company’s anticipated listing on the NYSE MKT in order to show that the Company’s shareholders’ equity meets the NYSE MKT’s minimum shareholders’ equity standards for listing.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of this Report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1*	Unaudited Pro Forma Statement of Shareholders’ Equity as of August 12, 2013

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEDEVCO CORP.

By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
President and Chief Executive Officer

Date: August 21, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Unaudited Pro Forma Statement of Shareholders’ Equity as of August 12, 2013

* Furnished herewith.